Exhibit 99.1

[PwC letterhead]

September 2, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 7, 2003 on our review of interim financial information of NII Holdings, Inc. (the “Company”) for the three-month and six-month periods ended June 30, 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is included and incorporated by reference in its Registration Statement dated September 2, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP